Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

Contact:	William P. Hornby, CPA
whornby@centurybank.com

Phone:	781-393-4630

Fax:	781-393-4071

CENTURY BANCORP, INC. ANNOUNCES INCREASED EARNINGS; ASSET GROWTH TO

RECORD SIZE OF $2.9BB; REGULAR DIVIDEND DECLARED

Medford, MA, April 10, 2012 - Century Bancorp, Inc. (NASDAQ:CNBKA) (www.centurybank.com) (“the Company”) today announced net income of $3,808,000 for the quarter ended March 31, 2012, or $0.69 per share diluted, an increase of 2.2% compared to net income of $3,725,000, or $0.67 per share diluted, for the same period a year ago. Total assets increased 4.1% from $2.7 billion at December 31, 2011 to $2.9 billion at March 31, 2012.

Net interest income totaled $14.4 million for the quarter ended March 31, 2012 compared to $13.9 million for the same period in 2011. The 3.4% increase in net interest income for the period is due to an 11.1% increase in the average balances of earning assets, combined with a similar increase in average deposits, offset by a decrease in the net interest margin from 2.64% on a fully taxable equivalent basis in 2011 to 2.48% on the same basis for 2012.

The provision for loan losses decreased by $100,000 from $1.2 million for the quarter ended March 31, 2011 to $1.1 million, for the quarter ended March 31, 2012. The Company capitalized on favorable market conditions for the first quarter ended March 31, 2012 and realized net gains on sales of investments of $148,000, compared to $164,000 for the same period in 2011. Other income increased for the first quarter of 2012 compared to the same period last year primarily as a result of increased service charges on deposit accounts. FDIC assessments decreased for the quarter, primarily as a result of a decrease in the assessment rate, offset somewhat by an increase in the assessment base. The Company’s effective tax rate decreased from 8.1% in 2011 to 7.6% in 2012 primarily as a result of an increase in tax-exempt income.

At March 31, 2012, total equity was $165.9 million compared to $160.6 million at December 31, 2011. The Company’s equity increased primarily as a result of earnings and other comprehensive income, net of taxes, offset somewhat by dividends paid. The Company’s leverage ratio stood at 7.05% at March 31, 2012, compared to 7.21% at March 31, 2011. This decline in the leverage ratio is due to an increase in assets, offset by an increase in stockholders’ equity. Book value as of March 31, 2012 was $29.91 per share compared to $26.64 at March 31, 2011.

-more-

The Company’s allowance for loan losses was $17.4 million or 1.76% of loans outstanding at March 31, 2012, compared to $16.6 million or 1.68% of loans outstanding at December 31, 2011 and $15.0 million, or 1.58% of loans outstanding at March 31, 2011. Non-performing assets totaled $5.8 million at March 31, 2012, compared to $7.0 million at December 31, 2011 and $11.6 million at March 31, 2011.

The Company’s Board of Directors voted a regular quarterly dividend of 12.00 cents ($0.12) per share on the Company’s Class A common stock, and 6.00 cents ($0.06) per share on the Company’s Class B common stock. The dividends were declared payable May 15, 2012 to stockholders of record on May 1, 2012.

The Company, through its subsidiary bank, Century Bank and Trust Company, a state chartered full service commercial bank, operating twenty-four full-service branches in the Greater Boston area, offers a full range of Business, Personal and Institutional Services.

Century Bank and Trust Company is a member of the FDIC and is an Equal Housing Lender.

This press release contains certain “forward-looking statements” with respect to the financial condition, results of operations and business of the Company. Actual results may differ from those contemplated by these statements. The Company wishes to caution readers not to place undue reliance on any forward-looking statements. The Company disclaims any intent or obligation to update publicly any such forward-looking statements, whether in response to new information, future events or otherwise.

Century Bancorp, Inc. and Subsidiaries

Consolidated Comparative Statements of Condition (unaudited)

(in thousands)

	March 31, 2012	December 31, 2011
Assets
Cash and Due From Banks	$43,266	$50,187
Federal Funds Sold and Interest-bearing Deposits In Other Banks	87,996	157,579
Short-term Investments	13,303	18,351
Securities Available-For-Sale (AFS)	1,313,839	1,258,676
Securities Held-to-Maturity	316,223	179,368
Federal Home Loan Bank of Boston stock, at cost	15,146	15,531
Loans:
Commercial & Industrial	81,882	82,404
Construction & Land Development	36,937	56,819
Commercial Real Estate	502,413	487,495
Residential Real Estate	249,981	239,307
Consumer and Other	6,946	7,681
Home Equity	109,817	110,786

Total Loans	987,976	984,492
Less: Allowance for Loan Losses	17,434	16,574

Net Loans	970,542	967,918
Bank Premises and Equipment	21,848	21,757
Accrued Interest Receivable	6,094	6,022
Goodwill	2,714	2,714
Core Deposit Intangible	23	120
Other Assets	64,978	65,002

Total Assets	$2,855,972	$2,743,225

Liabilities
Demand Deposits	$360,308	$365,854
Interest Bearing Deposits:
Savings and NOW Deposits	746,741	708,988
Money Market Accounts	645,143	616,241
Time Deposits	439,474	433,501

Total Interest Bearing Deposits	1,831,358	1,758,730

Total Deposits	2,191,666	2,124,584
Borrowed Funds:
Securities Sold Under Agreements to Repurchase	142,230	143,320
Other Borrowed Funds	241,143	244,143

Total Borrowed Funds	383,373	387,463
Other Liabilities	78,913	34,446
Subordinated Debentures	36,083	36,083

Total Liabilities	2,690,035	2,582,576
Total Stockholders’ Equity	165,937	160,649

Total Liabilities & Stockholders’ Equity	$2,855,972	$2,743,225

Century Bancorp, Inc. and Subsidiaries

Consolidated Comparative Statements of Income (unaudited)

For the Quarter ended March 31, 2012 and 2011

(in thousands)

	Quarter ended March 31,
	2012	2011
Interest Income:
Loans	$12,048	$12,105
Securities Held-to-Maturity	1,463	1,773
Securities Available-for-Sale	5,715	5,353
Federal Funds Sold and Interest-bearing Deposits In Other Banks	139	347

Total Interest Income	19,365	19,578
Interest Expense:
Savings and NOW Deposits	534	712
Money Market Accounts	605	705
Time Deposits	1,681	2,279
Securities Sold Under Agreements to Repurchase	92	110
Other Borrowed Funds and Subordinated Debentures	2,051	1,845

Total Interest Expense	4,963	5,651

Net Interest Income	14,402	13,927
Provision For Loan Losses	1,100	1,200

Net Interest Income After
Provision for Loan Losses	13,302	12,727
Other Operating Income
Service Charges on Deposit Accounts	1,988	1,887
Lockbox Fees	699	737
Net Gain on Sales of Investments	148	164
Other Income	784	747

Total Other Operating Income	3,619	3,535
Operating Expenses
Salaries and Employee Benefits	8,141	7,341
Occupancy	1,122	1,251
Equipment	583	558
FDIC Assessment	407	735
Other	2,547	2,325

Total Operating Expenses	12,800	12,210

Income Before Income Taxes	4,121	4,052
Income Tax Expense	313	327

Net Income	$3,808	$3,725

Century Bancorp, Inc. and Subsidiaries

Consolidated Year-to-Date Average Comparative Statements of Condition (unaudited)

(in thousands)

	March 31, 2012	March 31, 2011
Assets
Cash and Due From Banks	$52,860	$54,279
Federal Funds Sold and Interest-Bearing Deposits in Other Banks	186,515	285,590
Securities Available-For-Sale (AFS)	1,264,583	956,831
Securities Held-to-Maturity	205,538	211,658
Total Loans	986,222	924,867
Less: Allowance for Loan Losses	17,079	14,587

Net Loans	969,143	910,280
Unrealized Gain on Securities AFS	15,652	4,708
Bank Premises and Equipment	21,805	21,148
Accrued Interest Receivable	6,188	6,757
Goodwill	2,714	2,714
Core Deposit Intangible	81	466
Other Assets	67,729	61,645

Total Assets	$2,792,808	$2,516,076

Liabilities
Demand Deposits	$360,249	$308,749
Interest Bearing Deposits:
Savings and NOW Deposits	796,649	710,725
Money Market Accounts	646,618	542,739
Time Deposits	416,272	445,696

Total Interest Bearing Deposits	1,859,539	1,699,160

Total Deposits	2,219,788	2,007,909
Borrowed Funds:
Securities Sold Under Agreements to Repurchase	155,193	129,472
Other Borrowed Funds	181,825	167,404

Total Borrowed Funds	337,018	296,876
Other Liabilities	36,150	28,924
Subordinated Debentures	36,083	36,083

Total Liabilities	2,629,039	2,369,792
Total Stockholders’ Equity	163,769	146,284

Total Liabilities & Stockholders’ Equity	$2,792,808	$2,516,076

Total Average Earning Assets - YTD	$2,642,858	$2,378,946

Century Bancorp, Inc. and Subsidiaries

Consolidated Selected Key Financial Information (unaudited)

(in thousands, except share data)

	March 31, 2012	March 31, 2011
Performance Measures:

Earnings per average share, basic, quarter	$0.69	$0.67
Earnings per average share, diluted, quarter	$0.69	$0.67
Return on average assets, quarter	0.55%	0.60%
Return on average stockholders' equity, quarter	9.35%	10.33%
Net interest margin (taxable equivalent), quarter	2.48%	2.64%
Efficiency ratio, quarter	64.3%	64.2%
Book value per share	$29.91	$26.64
Tangible book value per share	$29.41	$26.08
Tangible capital / tangible assets	5.72%	5.64%

Common Share Data:
Average shares outstanding, basic, quarter	5,544,748	5,540,583
Average shares outstanding, diluted, quarter	5,545,711	5,541,927
Shares outstanding Class A	3,556,429	3,543,717
Shares outstanding Class B	1,991,880	1,996,880

Total shares outstanding at period end	5,548,309	5,540,597

Asset Quality and Other Data:
Allowance for loan losses / loans	1.76%	1.58%
Nonaccrual loans	$4,573	$10,790
Nonperforming assets	$5,755	$11,600
Loans 90 days past due and still accruing	$743	$592
Accruing troubled debt restructures	$4,603	$1,726
Net charge-offs, year-to-date	$240	$295

Leverage ratio	7.05%	7.21%
Tier 1 risk weighted capital ratio	14.67%	14.50%
Total risk weighted capital ratio	15.92%	15.69%
Total risk weighted assets	$1,335,210	$1,247,572